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                                                              EXHIBIT 23.3

                  [RICHARD A. EISNER & COMPANY, LLP LETTERHEAD]




                    CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the registration statement on Form S-8 of Hoenig Group Inc. to which this consent is an exhibit, and the prospectus forming a part of such registration statement, of our report dated March 14, 1994, relating to the consolidated statements of income, changes in stockholder's equity and cash flows of Hoenig Group Inc. and subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K of Hoenig Group Inc. for the year ended December 31, 1995. We further consent to the reference to our firm under the heading "Experts" in the prospectus.



Richard A. Eisner & Company, LLP



October 1, 1996